UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☐                            Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

PRIVATE MEDIA GROUP, INC.

(Name of Registrant as Specified in Its Charter)

CONSIPIO HOLDING BV

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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November 2, 2010

2010 Annual Meeting of Stockholders

of

Private Media Group, Inc.

Definitive Proxy Statement of Consipio Holding BV

This definitive proxy statement and the accompanying BLUE proxy card are being furnished to stockholders of Private Media Group, Inc. (together with its subsidiaries, the “Company”) in connection with the solicitation by Consipio Holding BV (“Consipio”) of proxies to be used at the Company’s 2010 Annual Meeting (the “Annual Meeting”) of stockholders, which is scheduled to be held at 2:00 p.m., local time, on November 18, 2010, at the Company’s U.S. principal executive offices located at 537 Stevenson Street, San Francisco, California 94103, and at any adjournments, postponements or continuations thereof. This proxy statement and the accompanying BLUE proxy card are first being furnished to stockholders on or about November 3, 2010.

On September 16, 2010, in accordance with the requirements of Section 2.9 of the Company’s Bylaws, Consipio, as attorney-in-fact for Slingsby Enterprises Limited, a company organized under the laws of Gibraltar (“Slingsby”), pursuant to the terms of a pledge agreement described herein under the caption, Consipio’s Relationship to the Company and Pending Legal Proceedings, delivered a Notice of Nomination of Persons for Election to the Board of Directors of Private Media Group, Inc. (the “Notice of Nomination”) to the Secretary of the Company, naming the six persons named below as nominees for election as directors of the Company at the Annual Meeting. The Notice of Nomination also expressed Consipio’s intention, as the beneficial owner of shares of the Company’s common stock, to solicit proxies from the Company’s stockholders for the election of the proposed slate of nominees. A copy of the Notice of Nomination is attached to this proxy statement as Annex B. Information concerning Consipio’s current dispute with the Company and Slingsby with respect to Consipio’s claim of beneficial ownership over shares of the Company’s common stock is provided below under the caption, Consipio’s Relationship to the Company and Pending Legal Proceedings.

At the Annual Meeting, Consipio will seek to elect to the board of directors of the Company (the “Board”) a slate of six nominees—Ilan Bunimovitz, David Dohrmann, Eric Johnson, Alexander V. Matveev, Charles William Prast and John S. Wirt (each a “Nominee” and, collectively, the “Nominees”). Each of the Nominees has consented to serve as a director if elected. Pursuant to this proxy statement, Consipio is soliciting proxies from holders of the Company’s common stock to vote for the Nominees.

This proxy statement and the enclosed BLUE proxy card are being furnished to the Company’s stockholders by Consipio in connection with the solicitation of proxies for the following:

1. To elect Ilan Bunimovitz, David Dohrmann, Eric Johnson, Alexander V. Matveev, Charles William Prast and John S. Wirt to serve on the Company’s Board. Consipio urges you to vote FOR each of the Nominees as directors.

2. To vote in the manner you indicate with respect to the proposal to ratify the appointment of BDO Auditores S.L. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

3. To grant the proxy holders discretion to vote on such other matters as may properly come before the Annual Meeting and at any adjournments, postponements or continuations thereof.

PLEASE VOTE FOR ILAN BUNIMOVITZ, DAVID DOHRMANN, ERIC JOHNSON, ALEXANDER V. MATVEEV, CHARLES WILLIAM PRAST AND JOHN S. WIRT AS DIRECTORS OF THE COMPANY USING THE ENCLOSED BLUE PROXY CARD.

IMPORTANT STOCKHOLDER INFORMATION

Your vote is important, no matter how few shares you own. Consipio urges you to sign, date and return the enclosed BLUE proxy card today to vote FOR the election of the Nominees.

Consipio urges you to carefully consider the information contained in the enclosed proxy statement and then support Consipio’s efforts by using the BLUE proxy card today to vote FOR the election of the Nominees.

The Nominees are committed to acting in the best interests of the Company’s stockholders. Consipio believes that your voice in the future of the Company can best be expressed through the election of the Nominees.

This solicitation is being made by Consipio and not on behalf of the Board or management of the Company. Other than as disclosed in this proxy statement, Consipio is not aware of any other matters to be brought before the Annual Meeting. Should other matters, of which Consipio is not aware, be brought before the Annual Meeting, unless otherwise specified, the persons named as proxies in the enclosed BLUE proxy card will vote on such matters in their discretion.

If your shares are registered in your name: Please mark, sign, date and mail the enclosed BLUE proxy card to Innisfree M&A Incorporated in the enclosed postage-paid envelope today.

If your shares are held in a brokerage account or bank: You are considered the beneficial owner of the shares, and these proxy materials, together with the enclosed BLUE proxy card, are being forwarded to you by your broker or bank. As a beneficial owner, you must instruct your broker, trustee or other representative how to vote. Your broker cannot vote your shares for the election of directors on your behalf without your instructions. Depending upon your broker or custodian, you may be able to vote either by toll free telephone or via the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also provide your voting instructions by signing, dating and returning the enclosed BLUE proxy card.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

NOVEMBER 18, 2010

Consipio’s proxy statement and any additional soliciting materials are available at

www.innisfreema.com/consipio

Consipio urges you not to sign any WHITE proxy card sent to you by the Company. If you have already done so, you have every right to change your vote. Only your latest dated proxy will count. You may revoke any WHITE proxy card already sent to the Company before it is voted at the Annual Meeting by delivering a signed and subsequently dated BLUE proxy card in the postage-paid envelope provided or by providing your voting instructions electronically or otherwise as specified in the enclosed materials. Since only your latest dated proxy card or instructions will count, Consipio urges you not to return any WHITE proxy card you receive from the Company. Even if you return the Company’s WHITE proxy card marked “withhold” as a protest against the incumbent directors, it will revoke any BLUE proxy card you may have previously returned to Consipio.

Consipio has entered into an agreement with Innisfree M&A Incorporated (“Innisfree”) for solicitation and advisory services in connection with this solicitation, for which Innisfree will receive a fee not to exceed $25,000, together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws. Innisfree will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. Consipio will request banks, brokerage houses and other custodians, nominees and fiduciaries, as record holders of shares of the Company’s common stock, to forward all solicitation materials to the beneficial owners of such shares. Consipio will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that Innisfree will employ approximately 20 persons to solicit the holders of the Company’s common stock for the Annual Meeting.

If you have questions or require assistance in voting your BLUE proxy card, please call or write to Innisfree at the following address:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Stockholders Call Toll-Free at: (888) 750-5834

Banks and Brokers Call Collect at: (212) 750-5833

E-mail: info@innisfreema.com

REASONS FOR THIS PROXY SOLICITATION

Consipio seeks your support to elect six director nominees that it believes are highly qualified and experienced individuals to the Board at the Annual Meeting. Consipio claims beneficial ownership over an aggregate of 5,600,000 shares of the Company’s common stock, representing approximately 26.9% of the Company’s outstanding shares based on 20,835,824 shares outstanding as of September 23, 2010.

Consipio believes that the Company’s Board as a whole has failed to direct the affairs of the Company over many years in a manner that is in the best interests of the Company’s stockholders due to inappropriate influence and control exercised by the Company’s Chairman and principal stockholder, Berth H. Milton. Evidence of such inappropriate influence and control is documented in the Company’s public filings. Consipio therefore believes that significant changes to the composition of the Board are necessary to ensure that the Company is managed in a manner consistent with the best interests of all stockholders. In particular, Consipio would like to draw your attention to the following matters disclosed in the Company’s public filings, including its definitive proxy statement for the Annual Meeting (the “Company’s Proxy Statement”) and its annual report on Form 10-K for the year ended December 31, 2009 (the “Company’s 2009 Annual Report”):

•

According to the Company’s Proxy Statement, the Company has outstanding unsecured “short term loans” to Slingsby in the amount of EUR 7.3 million as of March 31, 2010. Consipio is informed and believes, based on past public filings of the Company, that Slingsby is wholly owned and controlled by Mr. Milton. To Consipio’s knowledge, no payments of principal or interest have been received by the Company from Slingsby on these loans since fiscal year 2004 or earlier. Since December 31, 2004, the indebtedness of Slingsby to the Company with respect to these “short term loans” has increased from EUR 4.2 million to EUR 5.9 million at December 31, 2005, EUR 6.4 million at December 31, 2006, EUR 6.7 million at December 31, 2007, and EUR 7.0 million at December 31, 2008. The only justification offered by the Company for these loans in its public filings is that advances and repayments on the loans to Slingsby between June 30, 2002 and December 31, 2005 were somehow related to the acquisition of Barbuda B.V. by the Company from entities controlled by Mr. Milton. Barbuda B.V. owned certain real property located in Barcelona, Spain that was thereafter sold by the Company. According to the Company’s public filings, all these “short term loan” transactions were approved by a majority of the Company’s disinterested directors.

•

According to the Company’s 2009 Annual Report, Slingsby failed to make a required EUR one million payment at December 31, 2009 with respect to its unsecured indebtedness to the Company as required by a specific agreement entered into in connection with the Company’s acquisition of Game Link LLC on January 20, 2009. According to the Company’s 2009 Annual Report, the independent directors determined that it was not in the best interests of the Company to enforce the Slingsby payment due at December 31, 2009 because Mr. Milton had provided other financial accommodations for the refinancing of certain Company debt. The independent directors further determined that the Slingsby debt should be renegotiated to reflect “reasonable market terms” in light of various factors including the fact that Slingsby had not paid the amount due at December 31, 2009, that the loans were unsecured, and that the loans did not provide terms for payment (other than the specific commitment given by Slingsby to make EUR 1,000,000 payments at December 31, 2009, 2010 and 2011 in order to induce the sellers of Game Link LLC to complete their sale of Game Link LLC to the Company). According to the Company’s 2009 Annual Report, Mr. Milton and the Company have not yet reached agreement on material terms for restructuring the Slingsby indebtedness, but they “intend to continue further discussions” with respect to the proposed restructuring. Because of the payment history of the loans and the absence of any security for repayment, the Company has apparently written off the indebtedness for financial reporting purposes until such time as the loans have been restructured and collectability of the loans can be assured. See the Company’s Annual Report at Part III, Item 13, on pages 50 and 51.

•

According to the Company’s Proxy Statement, Mr. Milton failed to file reports on Form 4 for sales of 1,307,822 shares of the Company’s shares in November 2009. To date, Mr. Milton has continued to fail to file the Section 16 reports for such sale transactions.

•	According to the Company’s Proxy Statement, Mr. Milton served alone as the Company’s compensation committee prior to 2010.

•

For fiscal year 2009, Mr. Milton received a salary of EUR 450,000 ($625,000 as disclosed in the Company’s Proxy Statement). He served as Chairman and CEO until April 2009 and thereafter as Chairman following the appointment of Ilan Bunimovitz as CEO. Mr. Milton’s salary in 2007 and 2008 was $279,000 and $253,000, respectively. According to the Company’s Proxy Statement, the amounts paid to Mr. Milton as salary for 2009 had not been approved by the Board. According to the Company’s Proxy Statement, an independent committee of the Board, acting as the Compensation Committee in March 2010, recommended that Mr. Milton’s compensation for 2009 be approved in the amount of EUR 311,000 and that the balance of the salary received by Mr. Milton for 2009 in the amount of EUR 139,000 would be retained by him as a “Retention Bonus” which he is obligated to return to the Company if he does not remain with the Company through December 31, 2011.

•

On July 19, 2010 the Company issued a press release to announce that Mr. Bunimovitz had been terminated for cause as CEO of the Company. Mr. Bunimovitz has contested the termination of his employment. In a filing with the Securities and Exchange Commission (the “SEC”) on Schedule 13D filed on July 28, 2010, Mr. Bunimovitz asserts that no notice to him had been given for a meeting of the Board to consider termination of this employment until after it had been announced. As reported to Consipio by Mr. Bunimovitz, who is a current director of the Company, the Board apparently did not meet until July 21, 2010 to address the actions of Mr. Milton in purporting to terminate the employment of Mr. Bunimovitz for cause. The Company issued a second press release on July 21, 2010 and filed its report on Form 8-K on July 22, 2010 to report that Mr. Bunimovitz had been terminated as CEO on July 19, 2010 and that “[e]ffective July 19, 2010 the Company appointed Berth Milton as its Chief Executive Officer”, without specifying the date of the Board’s action. Mr. Bunimovitz further asserts in his Schedule 13D filing that he was terminated in retaliation for having raised questions to the Board concerning certain of Mr. Milton’s actions and “how they might constitute violations of the federal securities laws, fiduciary duties and other legal requirements.”

Consipio believes that the conflicts of interest and actions of Mr. Milton with respect to these and other matters warrant further investigation by the Company and that the facts confirmed in the Company’s public filings demonstrate that the Board as a whole has been subject to inappropriate influence and control by Mr. Milton such that the Board has not been properly accountable to the Company’s stockholders. For these reasons, Consipio urges stockholders to vote for Consipio’s Nominees. Information concerning the Nominees is set forth in detail below.

INFORMATION CONCERNING THE ANNUAL MEETING

AND STOCKHOLDER VOTING

Shares Outstanding and Voting Rights

Only stockholders of record at the close of business on September 23, 2010 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. According to the Company’s Proxy Statement, there were 20,835,824 shares of the Company’s common stock outstanding on the Record Date. Holders of record of Company common stock on the Record Date are entitled to one vote per share at the Annual Meeting on each proposal.

Voting and Proxy Procedure

The conduct of business at the Annual Meeting requires a quorum, meaning that stockholders representing a majority of the votes eligible to be cast must be present in person or represented by proxy. Under applicable law, abstentions and broker non-votes—proxies submitted by brokers that do not indicate a vote on any of the items—count toward the quorum.

If a quorum is present, the affirmative vote of a plurality of the votes cast, either in person or by proxy, at the Annual Meeting is required for the election of the directors. A properly executed proxy marked “withhold authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Because directors are elected by plurality, broker non-votes have no effect on the election of directors. The accompanying BLUE proxy card will be voted in accordance with the shareholder’s instructions on such BLUE proxy card. Stockholders may vote for the Nominees by marking the proper boxes on the BLUE proxy card. If no instructions are given with respect to this item, the BLUE proxy card will be voted FOR all Nominees.

Any stockholder signing and returning the enclosed BLUE proxy card may revoke it at any time before it is voted at the Annual Meeting by: (i) voting over the internet pursuant to the instructions contained in the Company’s Proxy Statement (as permitted by Section 78.355(2)(b) of the Nevada General Corporation Law); (ii) voting by telephone pursuant to the instructions contained in the Company’s Proxy Statement; (iii) signing a new proxy card and submitting it pursuant to the instructions contained in this proxy statement or in the Company’s Proxy Statement; or (iv) voting in person at the Annual Meeting. (Although electronic voting is permitted by Nevada law, Consipio is not seeking electronic proxies and has not provided a means for the delivery of electronic proxies by registered holders of the Company’s common stock.)

As set forth in the Company’s Proxy Statement, at the Annual Meeting, Company stockholders will be asked to vote on the following specific proposal and other possible business, in addition to the election of six directors: (i) the ratification of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010; and (ii) to transact any other business as may properly come before the Annual Meeting or any adjournment of the Annual Meeting (collectively, the “Other Proposals”). If you wish to vote on the ratification of the Company’s independent registered public accounting firm, you may use the enclosed BLUE proxy card.

According to information contained in the Company’s Proxy Statement:

•

Proposal No. 1 (to elect six directors to hold office until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified) requires a plurality of votes by the holders of the common stock for the election of directors. Broker non-votes and abstentions will have no effect on the outcome.

•

Proposal No. 2 (to ratify the appointment of BDO Auditores S.L. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010) requires a majority of the total votes cast for stockholder approval. Broker non-votes and abstentions will have no effect on the outcome.

To the knowledge of Consipio, the above proposals are the only proposals to be voted upon at the Annual Meeting.

INFORMATION CONCERNING PARTICIPANTS IN THE SOLICITATION

AND THE NOMINEES

Participants in the Solicitation

Consipio, Ilan Bunimovitz, David Dohrmann, Eric Johnson, Alexander V. Matveev, Charles William Prast and John S. Wirt are participants (collectively, the “Participants”) in the solicitation of proxies for the Annual Meeting within the meaning of the federal securities laws. Information concerning the Participants, including information related to all transactions by the Participants in the Company’s securities within the past two years, is set forth in Annex A to this proxy statement and is incorporated into this proxy statement by reference.

Election of Directors

According to the Company’s Proxy Statement, six directors are to be elected to the Board at the Annual Meeting. On September 16, 2010 Consipio, as attorney-in-fact for Slingsby, provided notice to the Company of its intention to nominate an alternative slate of six directors. Consipio proposes that the Company’s stockholders elect Ilan Bunimovitz, David Dohrmann, Eric Johnson, Alexander V. Matveev, Charles William Prast and John S. Wirt as directors at the Annual Meeting. If elected, each Nominee would hold office until the Company’s 2011 annual meeting of stockholders and until a successor has been duly elected and qualified.

Solicitation of Proxies

Proxies may be solicited from individuals, banks, brokers, custodians, nominees, other institutional holders and other fiduciaries in person and by mail, phone, publication and electronic means.

Consipio will pay the cost of its solicitation of proxies at the Annual Meeting, including the cost of preparing, assembling and mailing its proxy materials to stockholders. If its solicitation is successful, Consipio may, without seeking further approval by the Company’s stockholders, seek reimbursement of its solicitation expenses from the Company. Consipio’s employees may solicit proxies during the course of their ordinary employment and without any additional compensation. The Participants have not retained any person for the specific purpose of soliciting proxies.

Consipio has incurred costs for legal counsel and other services related to this solicitation. The total cost of Consipio’s solicitation as of October 31, 2010 was $107,500; Consipio estimates that the final cost of the solicitation will be approximately $175,000.

Arrangements Among the Participants

Except as otherwise disclosed in this proxy statement, none of the Participants: (i) is, or was within the past year, party to any contracts, arrangements or understandings with any person with respect to the Company’s securities, including, but not limited to, joint ventures, loan or options agreements, puts or calls, guarantees against loss or of profit, division of losses or profits, or the giving or withholding of proxies; or (ii) has been convicted in a criminal proceeding (other than traffic violations or similar misdemeanors) within the past ten years. Also, except as otherwise disclosed in this proxy statement, none of the Participants nor any of their respective associates: (i) had, or will have, a direct or indirect material interest in any transaction or series of similar transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; or (ii) has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

Mr. Prast has provided representation to Consipio in connection with this solicitation of proxies and with reference to the enforcement of certain guaranteed debt and judgment debtor obligations of the Company and its principal stockholder, Berth H. Milton, to Consipio described below. Other than the interest of Consipio as a creditor of the Company and its expectation that Mr. Prast will, if elected to the Board of Directors—and subject to applicable fiduciary duties, continue to assist Consipio in the enforcement of such debt obligations, there is no agreement or understanding between Mr. Prast and Consipio regarding the election of Mr. Prast to the Board. At no time has Mr. Prast received any compensation from Consipio Holding BV or its affiliates nor has any future compensation been discussed. Since September 2009, Mr. Prast has received compensation from Beate Uhse AG, in which an affiliate of Consipio Holding BV is a minority public shareholder.

Family Relationships

There are no family relationships between any of the Nominees.

Nominee Independence

All of the Nominees other than Ilan Bunimovitz and Eric Johnson are “independent” as defined in NASDAQ Marketplace Rule 5605.

The Nominees

Ilan Bunimovitz, age 54

Mr. Bunimovitz was appointed to the Board in March 2009 pursuant to his employment agreement with the Company entered into in January 2009 in connection with the Company’s acquisition of Game Link LLC and its affiliate, companies engaged in the business of digital distribution of adult content over the internet and online eCommerce development. Mr. Bunimovitz served as Executive Vice President of the Company’s Online Media Division from January 2009 until April 2009, at which time he was appointed as Chief Executive Officer of the Company. He served as Chief Executive Officer of the Company until July 19, 2010 when the Company announced that his employment had been terminated for cause. Mr. Bunimovitz has disputed the grounds for the termination of his employment. Mr. Bunimovitz was the founder, chief executive officer and co-owner of Game Link LLC prior to its acquisition by the Company. Mr. Bunimovitz holds a Bachelor’s Degree in Psychology from Bar-Ilan University, Israel. Mr. Bunimovitz’s experience as the founder of Game Link LLC, his 17 years of experience as a CEO in the adult entertainment industry, and the insight he can provide to the Board for operational and strategic planning purposes led to the conclusion that Mr. Bunimovitz should serve as a director of the Company.

David Dohrmann, age 44

Mr. Dohrmann presently serves as CEO of Milk Run, Inc. Milk Run is a San Francisco based developer of online games. The company is privately held. Since 2005, Mr. Dohrmann has served as a partner and heads the digital media and entertainment practice at Security Research Associates, a San Francisco based investment banking firm. Mr. Dohrmann continues to serve as a partner at Security Research Associates while he is undertaking management of Milk Run, Inc. From 2002 until 2005 he served as partner and investment banker at Halpern Capital. From 2000 to 2002 Mr. Dohrmann was VP of Corporate Development for Sagent Inc., a Nasdaq traded company acquired by Group 1 Software which was thereafter acquired by Pitney Bowes. From 1992 to 1997 Mr. Dohrmann was VP of Institutional Sales at the investment banking firm of Donaldson Lufkin & Jenrette. Mr, Dohrmann has been a member of the Screen Actors Guild since 1989. Mr. Dohrmann received a Bachelor of Arts Degree from the University of Southern California in 1989. Mr. Dohrmann’s public company experience, knowledge of the digital media industry and 20 years of experience in investment banking and corporate development will provide the Board with valuable perspective and guidance for corporate development initiatives, and those factors led to the conclusion that Mr. Dohrmann should serve as a director of the Company.

Eric Johnson, age 49

Mr. Johnson was appointed to the Board in December 2009 pursuant to his employment agreement with the Company entered into in October 2009 in connection with the acquisition of Sureflix Digital Distribution Inc. and Sureflix Digital Logistics Inc., companies engaged in the business of digital distribution of premium gay adult content. Mr. Johnson serves as the President and CEO of Entruphema, Inc., a subsidiary of the Company which operates the business of the Sureflix companies. Mr. Johnson has served as President, CEO and CFO for the Sureflix group of companies since 2003. Mr. Johnson holds the designations of Chartered Accountant in Canada and C.P.A. in the United States and is a graduate of the University of Toronto where he earned his Bachelor of Commerce Degree. Mr. Johnson has over 25 years of business experience, including 9 years at one of the “big four” accounting firms as well as experience in interactive media companies, including service as CFO for a public reporting company in Canada. Mr. Johnson’s considerable experience in the adult entertainment industry, financial and accounting knowledge, and current experience and knowledge of the Company and its operations led to the conclusion that Mr. Johnson should serve as a director of the Company.

Alexander V. Matveev, age 34

Mr. Matveev presently serves as VP, Head of equity sales for Russia and CIS Markets for UniCredit Securities Ltd., in Moscow Russia. From 2004 until 2006, he served as a broker for domestic equity sales for ATON Broker prior to acquisition of his group by a UniCredit Group affiliate. Mr. Matveev will provide the Board with significant business acumen and valuable deal-making experience. Mr. Matveev’s breadth of experience in the international capital markets and knowledge of all stages of capital formation, origination, syndication, underwriting, distribution and secondary offerings led to the conclusion that he should serve as a director of the Company.

Charles William Prast, age 44

From June 2005 until late 2008 Mr. Prast served as a Director and CEO of NASDAQ listed Interactive Television Networks, Inc., an IPTV provider. Under his tenure as CEO Interactive Television Networks’ content relationships grew to include Universal Studios, Major League Baseball, Liberty Starz and Setanta Sports among others. Since 2008, Mr. Prast has been focused on adult media, interactive entertainment, intellectual properties and debt obligation advisory services. He has served as a Senior VP of NASDAQ listed New Frontier Media, Inc., the largest U.S. adult broadcaster, and as an adviser to the board of directors of Beate Uhse AG and numerous public and private companies, creditors and investors on a confidential basis. Mr. Prast also served as President and CEO of the Company from May 2002 until November 2003. Prior to May 2002 Mr. Prast served as a senior investment banker in Europe with a number of large multinational firms including Drexel Burnham, Furman Selz and Commerzbank. Mr. Prast’s employment by Commerzbank from 2001 until May 2002 is discussed below under the caption, Consipio’s Relationship to the Company and Pending Legal Proceedings. Mr. Prast received a Bachelor of Arts Degree from Bates College in 1987. Mr. Prast’s knowledge of the adult entertainment and interactive media industries, knowledge of capital markets and experience with intellectual property rights issues led to the conclusion that he should serve as a director of the Company.

John S. Wirt, age 47

Mr. Wirt presently serves as CEO and General Counsel of Square Ring, Inc. a Florida based boxing promoter. From 1996 until 2008 Mr. Wirt served as Assistant General Counsel of Don King Productions, Inc., a boxing promoter, with primary responsibility for content licensing agreements and commercial contract matters. Prior to his employment with Don King Productions, Mr. Wirt was an attorney in private practice for seven years with the law firms of Sidley & Austin and Jenner & Bock. Mr. Wirt received a Bachelor of Arts Degree from Knox College in 1985 and a Juris Doctor Degree from the University of Illinois at Champaign-Urbana in 1989. He became a Certified Public Accountant in 1986. Mr. Wirt served on the board of directors of NASDAQ-listed Interactive Television Networks, Inc. from 2005 until 2008, including service as Chairman of the Audit Committee. Mr. Wirt’s designation as a proposed receiver for the Company in pending legal proceedings in Nevada is discussed below under the caption, Consipio’s Relationship to the Company and Pending Legal Proceedings. Mr. Wirt’s knowledge of the entertainment industry, his legal background, particularly with respect to television network content licensing, and his management, public accounting and public company board experience led to the conclusion that Mr. Wirt should serve as a director of the Company.

Company Management and Change of Control Considerations

Under Nevada corporate law, the Board is charged with the management of the Company, including responsibility for its strategic direction. Consipio believes, therefore, that if the Nominees are elected, they would be in a position as directors of the Company to influence the strategic direction of the Company in a manner that will better enhance long term stockholder value.

The Nominees will constitute the entire Board if all of the Nominees are elected. Since there are no agreements among the Participants with regard to future management of the Company, including the appointment of executive officers and strategic direction for the Company, the Nominees, if elected, will be required to meet promptly following the Annual Meeting to reach a consensus concerning such matters. Consipio is confident that continuity of management and operations can be maintained with contributions to be provided by those Nominees with existing and prior management experience with the Company.

CONSIPIO STRONGLY URGES YOU TO VOTE FOR THE NOMINEES NAMED ABOVE BY SIGNING, DATING AND RETURNING THE ENCLOSED BLUE PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED WITH THIS PROXY STATEMENT. IF YOU SIGN THE ENCLOSED BLUE PROXY CARD WITHOUT INDICATING YOUR VOTE, YOU WILL BE DEEMED TO HAVE DIRECTED THE APPOINTED PROXIES TO VOTE YOUR SHARES FOR THE ELECTION OF ALL OF THE NOMINEES.

Transactions and Legal Proceedings Between the Nominees and the Company

Other than as described below, none of the Nominees is party to any legal proceeding involving the Company, has any contract, arrangement or understanding with the Company, or any financial interest concerning the Company other than ownership of common stock of the Company as disclosed in this proxy statement.

Ilan Bunimovitz

Mr. Bunimovitz is a party to an employment agreement with the Company dated January 20, 2009, as amended and restated in October 2009 (the “Bunimovitz Agreement”). The Bunimovitz Agreement was entered into in connection with the acquisition by the Company of Game Link LLC and eLine LLC, companies engaged in the business of digital distribution of adult content over the Internet and online eCommerce development. Mr. Bunimovitz was the founder and chief executive officer of Game Link LLC and an indirect co-owner of Game Link LLC and eLine, LLC. The Bunimovitz Agreement provided for Mr. Bunimovitz to serve as Executive Vice President of the consolidated Internet and Internet-related business conducted by the Company and its subsidiaries for a period of three years, subject to earlier termination by either party under specified circumstances. Under the terms of the Bunimovitz Agreement the Company agreed to appoint Mr. Bunimovitz to its Board by March 1, 2009, and to nominate him to continue to serve as a director in 2009, 2010 and 2011 until such time as he ceases to be employed by the Company. As disclosed in the Company’s Annual Report, the Bunimovitz Agreement provided for Mr. Bunimovitz to receive an annual base salary of $281,828, $271,070 and $302,648 in the first, second and third years of the employment term. He is also entitled to receive stock options on the same terms as stock options granted to Mr. Milton during the term of the Bunimovitz Agreement, in an amount which is proportionate to the relative stock ownership as between Mr. Bunimovitz and Mr. Milton. According to the Bunimovitz Agreement, if the Company were to terminate Mr. Bunimovitz’s employment during the term of the Bunimovitz Agreement other than for “cause,” or if Mr. Bunimovitz were to terminate his employment with the Company for “good reason,” then Mr. Bunimovitz would be entitled to continue to receive his monthly base salary for the remaining period of the three year term. In April 2009 Mr. Bunimovitz was also appointed as the Company’s Chief Executive Officer, and the Bunimovitz Agreement was modified to provide for an annual base salary in each of the three years of his employment term of $295,000 per year. The Bunimovitz Agreement also provides for a non-accountable monthly car allowance of $1,500 per month and health insurance benefits equivalent to benefits afforded to other executive officers of the Company. As noted above under the caption, Reasons for this Proxy Solicitation, the Company issued a press release on July 19, 2010 to announce the termination of Mr. Bunimovitz’s employment for cause.

On July 23, 2010, Mr. Bunimovitz filed an arbitration claim at JAMS against the Company, pursuant to the terms of his employment agreement, challenging his termination and seeking damages. More specifically, Mr. Bunimovitz’s arbitration claim asserts that he was terminated for raising questions about certain transactions at the Company, and alleges causes of action for wrongful termination, breach of contract and seeks a declaration that his termination was void and contrary to public policy. Mr. Bunimovitz’s arbitration claim seeks declaratory relief, damages and punitive damages. The Company has responded to the arbitration claim and on or about August 6, 2010, filed a counterclaim against Mr. Bunimovitz alleging breach of contract and conversion. This matter is pending and no hearing date has been set for the arbitration.

On July 26, 2010, the Company filed an application in San Francisco Superior Court for a temporary restraining order and a preliminary injunction barring Mr. Bunimovitz from speaking with Company employees and vendors and to mandate the return of alleged company property. On July 26, 2010, the court denied the Company’s request for a temporary restraining order, and on August 19, 2010, the court denied the Company’s request for a preliminary injunction.

Mr. Bunimovitz is the beneficial owner of 1,875,951 shares of Common Stock, representing approximately 9.0% of the Company’s outstanding shares based on 20,835,824 shares outstanding as of September 23, 2010. In addition, Mr. Bunimovitz has the right to receive up to 1,112,852 additional shares of Common Stock (the “Earn Out Shares”) contingent on the Company meeting certain performance targets, as provided in that certain Agreement and Plan of Merger and Reorganization, dated as of January 20, 2009 (the “Merger Agreement”), by and among the Company, Mr. Bunimovitz, Game Link LLC, eLine LLC and the other parties named therein. Mr. Bunimovitz believes that he is currently entitled to receive 370,951 of the Earn Out Shares based on the Company’s performance during its 2009 fiscal year. Of the 1,875,951 shares of Common Stock held by Mr. Bunimovitz, 317,958 of such shares have been held in escrow by the Company (the “Holdback Shares”) to secure certain indemnification obligations of Mr. Bunimovitz and the other sellers pursuant to the Merger Agreement. In May, 2010, 158,979 of the Holdback Shares were released by the Company to Mr. Bunimovitz, so that 158,979 Holdback Shares are currently held in escrow by the Company pursuant to the Merger Agreement. Mr. Bunimovitz has the sole power to vote and dispose of all of such shares, except for any Earn Out Shares which have not been earned or issued to him.

Mr. Bunimovitz is a party to and beneficiary of a Voting Agreement dated as of January 20, 2009 (the “Voting Agreement”), entered into by Mr. Bunimovitz (in his capacity as Sellers Representative under the Merger Agreement), the Company and Mr. Milton, in connection with the consummation of the transactions contemplated by the Merger Agreement. Among other things, the Voting Agreement provides that the parties thereto will vote their shares of Common stock in favor of electing Mr. Bunimovitz as a director of the Company until the earlier to occur of (i) the termination of Mr. Bunimovitz’s employment with the Company and (ii) the day immediately preceding the Company’s 2012 annual stockholders meeting.

Mr. Bunimovitz is also a party to and beneficiary of a Registration Rights Agreement dated as of January 20, 2009 (the “Registration Rights Agreement”), entered into by Mr. Bunimovitz, the Company and certain other sellers, in connection with the consummation of the transactions contemplated by the Merger Agreement. Among other things, the Registration Rights Agreement grants Mr. Bunimovitz and the other sellers party to the Registration Rights Agreement the right, subject to certain conditions and limitations, to register their shares of Common stock if the Company proposes to register any of its securities under the Securities Act of 1933, as amended, in connection with the public offering of such securities.

In connection with the acquisition by the Company of Game Link LLC and its affiliate, Game Link LLC entered into a lease agreement with 537 Stevenson Street L.L.C., a limited liability company which is 50% owned by Mr. Bunimovitz, providing for the lease by Game Link LLC of the land and building used by Game Link in San Francisco, California. The lease extends through

December 31, 2011, has a base rent of $13,620 per month, and provides for Game Link to be responsible for property taxes and maintenance expenses during the term of the lease.

Mr. Bunimovitz is a plaintiff in a Nevada state court action adverse to the Company, Consipio Holding BV, et al. v. Private Media Group, Inc., et al, in the District Court for Clark County, Nevada, Case No. A-10-622802-B, wherein the plaintiffs seek the appointment of a receiver for the Company, injunctive relief and derivative claims for damages on behalf of the Company against certain officers and directors of the Company. Further information concerning these proceedings is set forth below under the caption, Consipio’s Relationship to the Company and Pending Legal Proceedings.

Eric Johnson

Mr. Johnson is party to an employment agreement with the Company and Entruphema Inc., a subsidiary of the Company (“Entruphema”), dated October 29, 2009 (the “Johnson Agreement”). The Johnson Agreement was entered into in connection with the acquisition of Entruphema and its affiliate, Sureflix Digital Distribution Inc., companies engaged in the business of digital distribution of premium gay adult content. Mr. Johnson was the chief executive officer and a minority owner of Entruphema prior to its acquisition by the Company on October 29, 2009.

The Johnson Agreement provides for Mr. Johnson to serve as Chief Executive Officer of Entruphema for a period of three years, subject to earlier termination by either party under specified circumstances. Under the terms of the Johnson Agreement the Company agreed to appoint Mr. Johnson to its Board by December 31, 2009, and to nominate him to continue to serve as a director in 2010 and 2011 until such time as he ceases to be employed by Entruphema. The Johnson Agreement provides for Mr. Johnson to receive an annual base salary of CAD 235,000 during each year of the three year employment term. If Entruphema terminates Mr. Johnson’s employment during the term of the Johnson Agreement other than for “cause,” or if Mr. Johnson terminates his employment with the Entruphema for “good reason,” then Mr. Johnson is entitled to continue to receive his monthly base salary for the remaining period of the three year term.

In consideration of the acquisition of Mr. Johnson’s interest in Entruphema, he received non-voting Class A Preference Shares of Entruphema convertible into 130,000 shares of the Company’s common stock, and he is entitled to receive additional Class A Preference Shares convertible into up to 70,000 shares of the Company’s common stock if the combined EBITDA of the digital media operations of the Company and Entruphema meet specified targets in the three months ended December 31, 2009, the two 12-month periods ending December 31, 2010 and 2011, and the nine month period ending September 30, 2012. According to the Company’s Proxy Statement, the Company and Mr. Johnson and other sellers of Entruphema have not yet determined to what extent the EBITDA target has been met for the three months ended December 31, 2009.

Charles William Prast

Mr. Prast is not a party to any litigation with the Company. However, as noted above, under the caption, Arrangements Among the Participants, Mr. Prast has provided representation as Consipio’s agent in connection with the Nevada Action and the New York Action (both as described below under the caption, Consipio’s Relationship to the Company and Pending Legal Proceedings). The Nevada Action is also referred to above with reference to Mr. Bunimovitz’s relationship to the Company. Mr. Prast has provided witness testimony and sworn declarations in the Nevada Action in support of the plaintiffs’ claims.

Compensation of the Nominees by the Company

Other than Mr. Bunimovitz and Mr. Johnson, no Nominee has received employment compensation or other remuneration from the Company in the past three completed fiscal years. The following table provides information concerning the compensation paid to Mr. Bunimovitz for services rendered to the Company for the Company’s fiscal year ended December 31, 2009 as reported in the Company’s Proxy Statement. Mr. Bunimovitz served as CEO of the Company from April 2009 through the end of 2009.

Mr. Bunimovitz was not employed by the Company prior to fiscal year 2009. Neither Mr. Bunimovitz nor Mr. Johnson has received compensation as a director of the Company. However, Mr. Bunimovitz reserves the right to receive director compensation for the period from July 19, 2010, the date the Company announced that his employment had been terminated, through the date of the Annual Meeting.

2009 Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	All Other Compensation ($)(1)	Total ($)
Ilan Bunimovitz, CEO, Director, and Executive Vice President	2009	279,000	30,000	309,000

(1)	Mr. Bunimovitz received a $1,500 per month non-accountable car allowance. He also received health insurance coverage at an amount of $16,000 per year under an executive plan which is available generally to Company employees. The Company also provided 401(k) matching at an amount of $4,000. The amount in the table represents the non-business portion of the car allowance and the dollar amount of premiums paid by the Company for Mr. Bunimovitz’s health insurance.

Consipio’s Relationship to the Company and Pending Legal Proceedings

Consipio claims beneficial ownership over 5,600,000 shares of the common stock of the Company that serve as collateral for the Note (defined below) (the “Shares”). The Shares are the subject of a pledge agreement (the “Pledge Agreement”) executed in favor of Consipio (as successor in interest to Commerzbank AG) by Slingsby to secure Slingsby’s guaranty of certain indebtedness (the “Note”) of the Company described in more detail below.

On or about July 6, 2010, Consipio delivered a written demand for payment and formal notice of default to the Company, Slingsby, Mr. Milton and each member of the Board. The demand for payment included a demand for delivery of the pledged shares and formal notice to Slingsby, the Company and Mr. Milton that Consipio claims sole voting power over the pledged shares. The Note, Slingsby’s guaranty and the Pledge Agreement are governed by the laws of New York. On May 27, 2010, Consipio filed an action in New York Supreme Court, County of New York (Consipio Holding BV v. Private Media Group, Inc. and Slingsby Enterprises Limited, Index No. 650462/2010), against the Company and Slingsby to enforce the Company’s payment obligation on the Note (the “New York Action”).

The Note, dated as of December 20, 2001, was for the sum of $4,000,000 and was due on December 20, 2002. The Note was subsequently amended to defer the maturity date to March 20, 2003. When the Company failed to pay the Note at maturity, Commerzbank brought suit for payment. On or about April 17, 2003, Consipio acquired the interests of Commerzbank with respect to the Note, Slingsby’s guarantee and the Pledge Agreement and related agreements, rights and remedies.

At the time the Company entered into the Note with Commerzbank, Mr. Prast was employed by Commerzbank Securities AG, a Commerzbank subsidiary. Mr. Prast was a member of Commerzbank’s UK based media investment banking group. The Company was a Commerzbank client and Mr. Prast maintained that investment banking relationship with the Company in the ordinary course of Commerzbank’s business. Mr. Prast left Commerzbank in May 2002 to serve as CEO of the Company. According to Mr. Prast, the Note was intended to provide bridge financing for the Company pending an offering of the Company’s shares that was not completed.

The Company admits the existence of its indebtedness to Consipio but disputes Consipio’s claim for payment based on an understanding reached between the parties in April 2003 for revised terms of the indebtedness, including an extension of the term until April 2008, an increase in the interest rate from 7% to 9.9% per annum and for payments in Euros instead of U.S. Dollars. The Company made payments from 2003 until February 2008 according to the revised terms, but has failed and refuses to pay the balance due according to those terms. Consipio asserts that the balance due as of October 1, 2010 was EUR 4.445 million. The Company now also asserts that Consipio does not hold beneficial ownership rights with respect to the Shares.

The Company has failed and refused to cooperate with Consipio in its attempted assertion of its right to cause the transfer to itself of 1,650,000 shares of the common stock as to which Consipio holds a certificate under the Pledge Agreement. The Company has, in derogation of Consipio’s rights under the Pledge Agreement, instructed its transfer agent to refuse to transfer said shares of the Common stock to Consipio as provided for upon an event of default pursuant to the Pledge Agreement. In addition, sometime during the year 2008, Slingsby, in violation of express covenants of the Pledge Agreement to the contrary, caused a transfer of the remaining pledged shares of the Common stock (3,950,000 shares) to another entity controlled by Mr. Milton. All of the Shares are reported as being owned beneficially by Mr. Milton in his Form 4 filings under Section 16 of the Securities Exchange Act of 1934.

On or about August 12, 2010, Consipio, together with Mr. Bunimovitz, Tisbury Services Inc., a British Virgin Islands company limited by shares (“Tisbury”), and Claudio Gianascio, a holder of one share of the Company’s common stock, filed a complaint against the Company and certain officers and directors of the Company in the District Court of Clark County, Nevada (Consipio Holding BV, et al. v. Private Media Group, Inc., et al, Case No. A-10-622802-B) seeking, among other remedies, the appointment of a receiver under authority of Nevada Revised Statutes Section 78.650 and an injunction enjoining the Company from issuing any additional shares of stock, incurring any additional debt, disposing of any business assets outside of the ordinary course of business, making any loans to any officer or director of the Company or any affiliate of any such person, closing any bank or brokerage account and paying any bonus to any officer or director of the Company (the “Nevada Action”). The plaintiffs in the Nevada Action also assert derivative claims for damages against the individual defendants on behalf of the Company. The Nevada Action was filed on grounds that the Company has been mismanaged by Mr. Milton and the Board. One of the Nominees, John S. Wirt, is proposed in the Nevada Action to be appointed as a receiver for the Company. Mr. Wirt was recommended to serve as a receiver by Consipio and Mr. Prast.

On September 10, 2010, Consipio executed a form of written consent of the Company’s stockholders to approve resolutions to amend the Company’s Bylaws in certain respects. The written consent of stockholders to approve the bylaw amendments was previously presented by Consipio to three other holders of the Company’s Common stock, including Mr. Bunimovitz, Tisbury and Michael K. Ackrell, who, together with Consipio, claim to hold voting power over more than 50% of the voting power of the Company’s common stock and have, as of September 10, 2010, all executed the written consent as presented.

As amended, the Bylaws include, among other changes, amendments to (a) fix the number of directors at six (6) until amended by further vote or consent of the stockholders; (b) limit the power of the board of directors of the Company, without stockholder consent, to authorize the issuance of additional shares of the Company’s capital stock or to approve contracts between the Company and its subsidiaries with the officers and directors of the Company or their affiliates; and (c) establish the third Thursday of November as the scheduled date for the Company’s next annual meeting of stockholders to be held at the Company’s executive offices located in San Francisco.

On September 14, 2010, Consipio delivered copies of the executed written consents to the Secretary of the Company at the Company’s principal executive offices together with a notice calling upon the Board to establish a record date for the next annual meeting of stockholders to be held on November 18, 2010. The Company’s Board met on September 23, 2010 with oversight from the court in the Nevada Action. The court provided items to be included on the Board’s agenda for the meeting but did not order the Board to take any specific action. The Board made no finding as to the validity of the amendments to the Bylaws as presented by Consipio and the other stockholders. The Board did, however, schedule the Annual Meeting for November 18, 2010 in San Francisco which is now the subject of this proxy solicitation.

On September 22, 2010, Consipio received a letter from Slingsby asserting that the Pledge Agreement and Slingsby’s guaranty of the Note are terminated under New York law. On October 6, 2010, the Company’s motion to dismiss the Nevada Action on grounds that Consipio has no beneficial ownership rights with respect to any of the Shares was denied. In its motion to dismiss, the Company asserted that Slingsby’s guaranty was barred by a six year statute of limitations applicable to the guaranty under New York law.

On October 8, 2010, Consipio, Mr. Bunimovitz and the other plaintiffs in the Nevada Action filed a motion to seek orders from the Nevada court (i) confirming that Consipio will have the right to vote the Shares pledged as collateral for the Slingsby guaranty of the Note and the balance due from the Company to Consipio; (ii) requiring the Company to provide Mr. Bunimovitz with daily cash reports for the period from July 20, 2010 to the present and on a daily basis going forward; and (iii) to appoint an independent inspector to monitor the election of directors at the Annual Meeting. On October 14, 2010 the Nevada court ruled that Consipio will have the right to vote all of the Shares unless a New York court rules to the contrary. With respect to the plaintiffs’ motion to require the Company to provide daily cash reports to Mr. Bunimovitz, the Nevada court ordered the Company to provide the requested daily cash reports to counsel for the plaintiffs “for attorney’s eyes only”. The court denied the plaintiffs’ motion for the appointment of an independent inspector to monitor the election of directors at the Annual Meeting indicating that the court would be available to resolve any disputes that might arise and that an independent inspector would not be necessary.

On October 12, 2010, Slingsby filed a motion to dismiss the New York Action as against Slingsby on grounds that enforcement of Slingsby’s guaranty and the Pledge Agreement are barred by a six year statute of limitations under New York law. A hearing has been set in the New York court on November 8, 2010 to consider Slingsby’s motion to dismiss the New York Action.

In addition to Consipio’s claim for payment of the Note, Consipio, through one of its wholly owned subsidiaries, Consipio BV, also holds an unsatisfied judgment of the District Court in Middleburg, in the Netherlands, for EUR 1,016,234, with interest at 8% per annum compounded quarterly from March 31, 2006, entered against Mr. Milton and Slingsby for collection of the balance due with respect to a “Short Term Loan Agreement” entered into in June 2002 (the “Dutch Judgment”). Prior to securing its judgment, Consipio BV obtained a prejudgment order for attachment directed to Slingsby to claim rights with respect to shares held by Consipio pursuant to Slingsby’s guaranty of the Note and the Pledge Agreement. Consipio, by assignment of rights from its subsidiary, Consipio BV, will seek possession and control of the Shares to the extent necessary to satisfy the Dutch Judgment in the event Consipio’s claim against the Company on the Note is satisfied and/or the Shares would otherwise be released to Slingsby.

If a New York court, or other court of competent jurisdiction, determines that Consipio has no present right to claim beneficial ownership over the Shares and did not have the right to claim beneficial ownership over the Shares under the terms of the Pledge Agreement as of the date of delivery of the Notice of Nomination, the Company may assert that the Notice of Nomination is not effective and that therefore the Nominees may not be elected at the Annual Meeting. Similarly, if the Company were to pay the balance due to Consipio on the Note prior to the Annual Meeting, Slingsby may thereafter claim a right to lawful possession and ownership of the Shares and, in that event, the Company is also likely to assert that the Notice of Nomination is not effective. While Consipio believes that neither of these circumstances are likely to follow, Consipio may challenge the Company’s assertion in either event. One legal basis for Consipio’s challenge would be that Consipio also claims beneficial ownership over all or a portion of the Shares by reason of the Dutch Judgment.

Additional Information

The principal U.S. business address of the Company is 537 Stevenson Street, San Francisco, California 94103. The European business address of the Company is Calle de la Marina 16-18, Floor 18, Suite D, 08005 Barcelona, Spain. The Company’s business telephone numbers are: U.S. (415) 575-9700, Europe 34-93-620-8090.

According to the Company’s Proxy Statement, any stockholder intending to submit a proposal for inclusion in the proxy statement for the Company’s 2011 Annual Meeting of Stockholders must meet the eligibility and other criteria required under Rule 14a-8 of the Exchange Act, which proposal must be in writing and delivered to the Corporate Secretary of the Company at the Company’s European offices at Calle de la Marina 16-18, Floor 18, Suite D, 08005, Spain, as of a date that is, to the best knowledge of Consipio, not later than June 10, 2011.

Shareholders wishing to submit proposals, including director nominations, that are not to be included in the Company’s proxy materials must notify the Corporate Secretary of the Company in writing at the previously mentioned address of the Company not less than 45 or more than 75 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for this year’s annual meeting. To the best knowledge of Consipio, these deadlines for such notice to the Company’s Corporate Secretary will be not earlier than July 25, 2011 and not later than August 24, 2011.

Annex A

Information Regarding the Participants in the Solicitation

The business addresses of the Participants are:

Participant Name	Participant Address
Consipio Holding BV	Walsoordensestraat 70 NL-4588 KD Walsoorden, The Netherlands

Ilan Bunimovitz	515 Arkansas Street San Francisco, California 94107

David Dohrmann	1938 Bartan Street Redwood City, California 94061

Eric Johnson	2303-33 Rosehill Avenue Toronto, Ontario Canada M4T 1G4

Alexander V. Matveev	354 Brock North Montreal West, Quebec Canada H4X 2G5

Charles William Prast	P.O. Box 33994 Paralimni 5319 Cyprus

John S. Wirt	3135 Bobby Jones Drive Pace, Florida 32571

The principal occupations of each of the Nominees are described above under the caption, The Nominees.

A-1

Interests of the Participants in the Solicitation

The following table presents the Participants’ beneficial ownership of the Company’s common stock. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting and/or investment power with respect to securities.

Name	Number of Shares Beneficially Owned (1), (2)		Percentage Ownership (3)
Consipio Holding BV	5,600,000	(4)	26.88%
Ilan Bunimovitz	1,875,951	(5)	10.60%
David Dohrmann	0		*
Eric Johnson	130,000	(6)	*
Alexander V. Matveev	0		*
Charles William Prast	0		*
John S. Wirt	0		*
All Participants as a group (7 persons)	7,976,902		37.61%

(1)	Except as set forth in the following footnotes, no Participant and no associate of any Participant (within the meaning of the federal proxy rules) beneficially owns any securities of the Company other than common stock or options to purchase common stock. No Participant beneficially owns any securities of any parent or subsidiary of the Company. No Participant has record but not beneficial ownership with respect to any securities of the Company. Except as indicated by footnote, the persons named in the table claim sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.
(2)	Each Participant disclaims beneficial ownership of the shares of common stock beneficially owned by any of the other Participants.
(3)	Calculated based on 20,835,824 shares outstanding on the Record Date, as disclosed in the Company’s Proxy Statement filed on October 8, 2010.
(4)	Information concerning Consipio’s claim of beneficial ownership is set forth above under the caption, Consipio’s Relationship to the Company and Pending Legal Proceedings.
(5)	In addition to the reported share ownership, Mr. Bunimovitz also claims the right to receive 370,951 “Earn Out Shares” as more fully described above under the caption, Transactions and Legal Proceedings Between the Nominees and the Company.
(6)	In addition to the reported share ownership, Mr. Johnson also has vested and unvested contingent rights to receive additional shares of the Company’s subsidiary, Entruphema, Inc., convertible into 70,000 shares of the Company’s common stock as more fully described above under the caption, Transactions and Legal Proceedings Between the Nominees and the Company.

The Participants’ Transactions in the Company’s Securities

The beneficial interests owned by Mr. Bunimovitz were acquired in 2009 in connection with the Company’s acquisition of Game Link LLC as described above under the caption, Transactions and Legal Proceedings Between the Nominees and the Company. The beneficial interests of Mr. Johnson were acquired in October 2009 in connection with the Company’s acquisition of Entruphema, Inc. and its affiliate, Sureflix Digital Distribution Inc. as described under the caption, Transactions and Legal Proceedings Between the Nominees and the Company. Other than the foregoing transactions, the Participants have participated in no transactions in the Company’s securities in the last two years.

A-2

Annex B

NOTICE OF NOMINATION OF PERSONS FOR ELECTION

TO THE BOARD OF DIRECTORS OF

PRIVATE MEDIA GROUP, INC.

Consipio Holding BV, a company organized under the laws of the Netherlands (“Consipio”), as attorney-in-fact for Slingsby Enterprises Limited, a company organized under the laws of Gibraltar (“Slingsby”), hereby presents this notice to the Secretary of Private Media Group, Inc., a Nevada corporation (the “Company”), pursuant to Section 2.9 of the Bylaws of the Company for the nomination of the persons named below for election to the Board of Directors of the Company at the next annual meeting of the stockholders of the Company.

Consipio, as the beneficial owner of shares of the common stock of the Company, intends to deliver a proxy statement and form of proxy to a sufficient number of holders of the Company’s voting shares to elect the Nominees (named below) to the Board of Directors of the Company.

Slingsby is the holder of record of 1,650,000 shares of the common stock of the Company represented by Certificate No. 05269 dated August 8, 2003 (representing 4,950,000 pre-split shares of the Company’s common stock) presently held by Consipio pursuant to the terms of that certain Pledge Agreement dated December 21, 2001 (the “Pledge Agreement”) between Slingsby as Pledgor and Consipio as successor to the original Holder, Commerzbank Aktiengesellschaft. A copy of said Pledge Agreement is attached hereto as Exhibit A and incorporated herein by this reference. The pledge of shares provided for in the Pledge Agreement was given to secure Slingsby’s guarantee of indebtedness of the Company to Consipio as the successor Holder under the Pledge Agreement. Payment of said indebtedness is now in default and, pursuant to the Pledge Agreement, Consipio holds voting power over all of the pledged shares. In addition, the Pledge Agreement provides for the irrevocable appointment of the Holder as Pledgor’s attorney-in-fact to take any action and to execute any instrument that the Holder may deem necessary or advisable to accomplish the purposes of the Pledge Agreement, including the execution and delivery of this notice.

Consipio is informed and believes that Slingsby is also the legal owner of an additional 3,950,000 shares of the Company’s common stock given in pledge under the Pledge Agreement and presently represented by shares believed to have been transferred, with knowledge, approval and cooperation of the Company, in direct violation of covenants under the Pledge Agreement to another entity controlled by Berth H. Milton, Chairman of the Company and sole stockholder of Slingsby. Consipio claims beneficial ownership and voting power with respect to all of said shares under the Pledge Agreement.

Consipio is not the beneficial owner or holder of record of any other shares of the capital stock of the Company.

The following persons are hereby nominated for election to the Board of Directors of the Company at the next annual meeting of the Company (the “Nominees”):

Ilan Bunimovitz, age 54

515 Arkansas Street

San Francisco, California 94107

B-1

David Dohrmann, age 44

1938 Bartan Street

Redwood City, California 94061

Eric Johnson, age 49

2303-33 Rosehill Avenue

Toronto, Ontario

Canada M4T 1G4

Alexander V. Matveev, age 34

354 Brock North

Montreal West, Quebec

Canada H4X 2G5

Charles William Prast, age 44

P.O. Box 33994

Paralimni 5319

Cyprus

John S. Wirt, age 47

3135 Bobby Jones Drive

Pace, Florida 32571

Attached hereto as Schedule 1 and incorporated herein by this reference is a compilation of information relating to the Nominees to be included in the proxy statement for the solicitation of proxies for the election of the Nominees to the Company’s Board of Directors.

Enclosed with this notice are the executed consents of each of the Nominees to serve as directors of the Company if elected to the Board of Directors.

To the best knowledge of Consipio, Slingsby’s business address is:

Slingsby Enterprises Limited

c/o Berth H. Milton

c/o Milcap Media Group SLU

Calle de la Marina 16-18

Floor 18, Suite D

08005 Barcelona, Spain

Consipio’s business address is:

Consipio Holding BV

Walsoordensestraat 70

NL-4588 KD Walsoorden

Netherlands

Consipio Holding BV, as attorney-in-fact for Slingsby Enterprises Limited

By:	/S/ JACQUES DE BLIEK
Jacques de Bliek, Managing Director

B-2

BLUE PROXY

PROXY FOR THE ANNUAL MEETING

OF STOCKHOLDERS OF PRIVATE MEDIA GROUP, INC.

TO BE HELD NOVEMBER 18, 2010

SOLICITED ON BEHALF OF CONSIPIO HOLDING BV

AND THE NOMINEES NAMED BELOW

The undersigned hereby appoints and constitutes each of Charles William Prast and Eric Johnson (acting alone or together) as proxies, with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Private Media Group, Inc. (the “Company”) to be held at 2:00 p.m., local time, on November 18, 2010, at the Company’s U.S. principal executive offices at 537 Stevenson Street, San Francisco, California 94103, and at any adjournments, postponements or continuations thereof, to vote all shares of common stock of the Company held or owned by the undersigned as directed below, and in their discretion upon such other matters as may come before the meeting, and to otherwise represent the undersigned at the Annual Meeting and at any adjournments, postponements or continuations thereof with all powers possessed by the undersigned if personally present.

The shares represented by this proxy will be voted as indicated hereon. If you return this proxy, properly executed, without specifying a choice, the votes that you are entitled to cast will be cast FOR the election as directors of all nominees nominated in Item 1. If any other matters, including procedural matters, are properly brought before the Annual Meeting, the votes that you are entitled to be cast will be cast in the discretion of the proxies appointed hereby.

SIGN, DATE AND MAIL YOUR PROXY TODAY

(continued and to be signed on the reverse side)

☒	Please mark your votes as in this example using dark ink only.

CONSIPIO HOLDING BV RECOMMENDS A VOTE

“FOR” ALL OF THE DIRECTOR NOMINEES LISTED BELOW:

1.	To elect the following nominees as directors, each for a term ending at the Company’s annual meeting of stockholders in 2011 or until their respective successors have been duly elected and qualified:	FOR ☐ all nominees listed below †	WITHHOLD ☐ AUTHORITY for all nominees listed below †	FOR ALL EXCEPT† ☐

Nominees:	Ilan Bunimovitz Alexander V. Matveev	David Dohrmann Charles William Prast	Eric Johnson John S. Wirt

†INSTRUCTIONS. If you do not wish your shares voted “For” a particular nominee, mark the “FOR ALL EXCEPT” box and write the name(s) of the nominee(s) you do not support on the line below. Your shares will be voted for the remaining nominee(s)

*Exceptions:

CONSIPIO HOLDING BV MAKES NO RECOMMENDATION ON THE RATIFICATION OF THE

COMPANY’S CHOICE OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

2.	To ratify the appointment of BDO Auditores S.L. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010:	FOR ☐	WITHHOLD ☐ AUTHORITY	ABSTAIN ☐

3.	To consider and act upon such other matters as may properly come before the meeting.

If the undersigned has previously submitted a proxy card provided by another party with respect to the matters described above, this proxy is intended to and shall revoke the undersigned’s vote on such proxy card.

ADDRESS AREA	Date: , 2010

Signature of Stockholder

Signature (if held jointly)

Please sign exactly as your name or names appear on this
proxy. When shares are held jointly, each holder should
sign. When signing as executor, administrator, attorney,
trustee or guardian, please give full title as such. If the
signer is a corporation, please sign full corporate name by
duly authorized officer, giving full title as such. If the
signer is a partnership, please sign in partnership name by
authorized person.